UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 30, 2015
(Date of earliest event reported)

Arête Industries, Inc.

(Exact name of registrant as specified in its charter)

COLORADO	33-16820-D	84-1508638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 Osceola Street
Westminster, CO 80030

(Address of principal executive offices) (Zip Code)

(303) 427-8688
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-   14(c)).

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2016, but effective December 31, 2015, (the "Effective Date") Arête Industries, Inc. (the "Company") entered into a Settlement Agreement with Tucker Family Investments, LLLP, a Colorado limited liability limited partnership ("Tucker"); DNR Oil & Gas, Inc., a Colorado corporation ("DNR"); Tindall Operating Company, a Colorado corporation ("Tindall"), and Tucker Energy, LLC, a Colorado limited liability company ("Energy"). Mr. Charles B. Davis is the owner of DNR and affiliated with Tindall and Energy. He is also an officer, director and shareholder of the Company.  The parties had entered into an Amended and Restated Purchase and Sale Agreement on July 29, 2011, (effective April 1, 2011), as further amended on August 12, 2011, and September 16, 2011, (the "Purchase and Sale Agreement") under which the Company completed the oil and gas property purchase under the Purchase and Sale Agreement on September 30, 2011.

Previously, in a separate transaction, the Company issued an unsecured promissory note dated January 1, 2014, in the principal amount of $792,151 to DNR that had accrued interest thereon of $20,078 through the Effective Date.

In consideration of the amounts indicated below and payment by the Company of $303,329 in cash the parties (i) terminated Exhibits C and C-2 to the Purchase and Sale Agreement for all purposes; (ii) extinguished all liabilities of the Company under Exhibit C of the Purchase and Sale Agreement including an alleged amount of $250,000; (iii) agreed that the above promissory note and accrued interest thereon was paid in full; and (iv) released each other against any and all claims which have been raised or could have been raised among them. Specifically, Exhibits C and C-2 to the Purchase and Sale Agreement related to potential payments that would need to be made by the Company in the event oil prices increased to certain levels and related to certain payments to be made by the Company in the event it sold certain properties purchased under the Purchase and Sale Agreement. Exhibits C and C-2 were terminated and extinguished (including any amounts owed thereunder such as the alleged amount of $250,000 under Exhibit C to the Purchase and Sale Agreement) in exchange for 25 fully paid nonassessable restricted shares of 7% Series A2 Convertible Preferred Stock of the Company. Consideration to pay the above promissory note in full consisted of the Company issuing to DNR 65 fully paid, nonassessable restricted shares of its 7% Series A2 Convertible Preferred Stock, and paying DNR $303,329 in cash. A description of the terms of the 7% Series A2 Convertible Preferred Stock, including its terms of conversion into shares of the Company's common stock is set forth in Item 5.03 below.

The Settlement Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Settlement Agreement does not propose to be complete and is qualified in its entirety to reference to the Settlement Agreement.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 30, 2015, the Company completed the asset acquisition as provided under a purchase and sale agreement executed on November 25, 2015, but effective December 1, 2015 (the "Wellstar Purchase and Sale Agreement") with Wellstar Corporation (the "Seller"), an unaffiliated corporation. The assets acquired are producing oil and gas leases located in Sumner County, Kansas and Kimball County, Nebraska (collectively, the "Properties" and individually, the "Padgett Properties" and the "Nebraska Properties"). The Company acquired 51% of Seller's interest (ranging from 47% to 100% of the working interests) in the Padgett Properties and acquired 100% of the Seller's interest (100% of the working interests) in the Nebraska Properties for aggregate consideration of $1,100,000 and the issuance of 1,000,000 shares of the Company's restricted common stock valued at $0.10 per share at the date of closing, or $100,000.

The foregoing description of the Wellstar Purchase and Sale Agreement does not propose to be complete and is qualified in its entirety by reference to the Wellstar Purchase and Sale Agreement, a copy of which is filed hereto as Exhibit 10.2.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On December 30, 2015, the Company issued 1,000,000 shares of its restricted common stock to an unaffiliated corporation in connection with the Wellstar Purchase and Sale Agreement described in Item 2.01 above.

In addition, on December 11, 2016, the Company began privately offering up to 600 shares of its newly created 7% Series A2 Convertible Preferred Stock at a purchase price per share equal to $10,000 for aggregate consideration of up to $6,000,000.  The terms of the private placement required the Company to sell a minimum of 170 shares of the 7% Series A2 Convertible Preferred Stock, and on December 30, 2015, the Company broke escrow and sold the minimum 170 shares for aggregate cash proceeds of $1,700,000. Also, effective December 31, 2015, the Company sold 90 shares of its 7% Series A2 Convertible Preferred Stock under the Settlement Agreement described in Item 1.01 above.

The one million shares of restricted common stock in connection with the Wellstar Purchase and Sale Agreement and the shares of 7% Series A2 Convertible Preferred Stock issued as described above were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506(b) promulgated thereunder.  These securities qualified for exemption under Rule 506 promulgated under Section 4(2) of the Securities Act because the issuance of securities by the Company did not involve a "public offering" based upon the following factors: (i) a limited number of securities were issued to a limited number of offerees with whom the Company had preexisting business relationships; (ii) there was no public solicitation in connection with any offers or sales of the securities; (iii) each offeree was an "accredited investor" as such term is defined by Rule 501 under the Securities Act; and (iv) the investment intent of the offerees.

A description of the terms of the 7% Series A2 Convertible Preferred Stock, including its terms of conversion into shares of common stock of the Company is set forth in Item 5.03 below.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

In connection with the matters described in Items 1.01 and 3.02 above, the Company created a new series of preferred stock entitled "7% Series A2 Convertible Preferred Stock" which became effective by filing an amendment to its articles of incorporation with the Colorado Secretary of State.

Description of 7% Series A1 Convertible Preferred Stock

The following describes the general terms and provisions of the 7% Series A2 Convertible Preferred Stock of the Company (the "Series A2 Preferred Stock.")  The Series A2 Preferred Stock has the rights and preferences summarized below.  However, attached as Exhibit 3.1 to this report is the amendment to the Company's articles of incorporation which sets forth the terms of the Series A2 Preferred Shares in greater detail. Readers are encouraged to read Exhibit 3.1 in its entirety. Although the Company believes this summary covers the material terms and provisions of the Series A2 Preferred Stock as contained in the Amendment, it may not contain all information that may be important to investors.

Authorized Shares, Stated Value and Liquidation Preference. Six hundred shares are designated as the 7% Series A2 Convertible Preferred Stock, which has a stated value and liquidation preference of $10,000 per share.

Ranking.  The Series A2 Preferred Stock will rank senior to future classes of preferred stock established after the issue date of the Series A2 Preferred Stock, unless the Company's Board of Directors expressly provides otherwise when establishing a future class or series. The Series A2 Preferred Stock ranks senior to the Company's common stock but it is junior to the Company's outstanding debt and accounts payable.

Dividends. Holders of Series A2 Preferred Stock are entitled to receive dividends at an annual rate of 7.0% of the $10,000 per share liquidation preference, payable quarterly in arrears on each of March31, June 30, September 30 and December 31.  Dividends are payable in cash or in shares of the Company's common stock (at its then fair market value), at the election of the Company.

Voting Rights. Holders of the Series A2 Preferred Stock will vote together with the holders of the Company's common stock as a single class on all matters upon which the holders of common stock are entitled to vote. Each share of Series A Preferred Stock will be entitled to such number of votes as the number of shares of common stock into which such share of Preferred Stock is convertible; however, solely for the purpose of determining such number of votes, the conversion price per share will be deemed to be $2.00, subject to customary anti-dilution adjustments. In addition, the holders of the Series A2 Preferred Stock will vote as a separate class with respect to certain matters, including amendments to the Company's articles of incorporation that alter the voting powers, preferences and special rights of the Series A2 Preferred Stock.

Liquidation. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A2 Preferred Stock will be entitled, before any distribution or payment out of the Company's assets may be made to or set aside for the holders of any of its junior capital stock and subject to the rights of its creditors, to receive a liquidation distribution in an amount equal to $10,000 per share, plus any unpaid dividends.

Redemption by the Company. The Series A2 Preferred Stock is redeemable in whole or in part at the Company's option at any time at a price of $10,000 per share, plus any unpaid dividends.

Optional Redemption by Holder. Unless prohibited by Colorado law governing distributions to shareholders, the Company, upon 90 days' prior written request from any holders of outstanding shares of Series A2 Preferred Stock, in its sole discretion, may redeem at a redemption price equal to the sum of (i) $10,000 per share and (ii) the accrued and unpaid dividends thereon, to the redemption date, up to one-third of each holder's outstanding shares of Series A2 Preferred Stock on: (i) the first anniversary of the Original Issue Date (the "First Redemption Date"), (ii) the second anniversary of the Original Issue Date (the "Second Redemption Date") and (iii) the third anniversary of the Original Issue Date (the "Third Redemption Date", along with the First Redemption Date and the Second Redemption Date, collectively, each a "Redemption Date"). If on any Redemption Date, Colorado law governing distributions to shareholders prevents the Company from redeeming all shares of Series A2 Preferred Stock to be redeemed, the Company may ratably redeem the maximum number of shares that it may redeem consistent with such law, and may also redeem the remaining shares as soon as it may lawfully do so under such law.

Preemptive Rights.  Holders of the Series A2 Preferred Stock do not have preemptive rights to purchase any securities of the Company that may be issued in the future.

Mandatory Conversion. Each share of outstanding Series A2 Preferred Stock will automatically be converted into shares of the Company's common stock upon the earlier of (i) any closing of underwritten offering by the Company of shares of common stock to the public pursuant to an effective registration statement under the Securities Act of 1933, in which the aggregate cash proceeds to be received by the Company and selling stockholders (if any) from such offering (without deducting underwriting discounts, expenses and commissions) are at least $7,000,000, and the price per share paid by the public for such shares is at least $2.00 (such price to be adjusted for any stock dividends, combinations or splits) or (ii) the date agreed to by written consent of the holders of a majority of the then outstanding Series A2 Preferred Stock.

Optional Conversion by Investors.  At any time, each holder of Series A2 Preferred Stock has the right, at such holder's option, to convert all or any portion of such holder's Series A2 Preferred Stock into shares of the Company's common stock prior to the mandatory conversion of the Series A2 Preferred Stock.  Each share of Series A2 Preferred Stock is convertible into shares of common stock at a conversion price of $2.00 per share, subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions, stock splits, subdivisions and combinations.

ITEM 7.01  REGULATION FD DISCLOSURE.

The Company issued a press release announcing the acquisition described in Item 2.01 and such release is attached hereto as Exhibit 99.1. The press release is furnished pursuant to this Item 7.01 and shall not be deemed furnished and not filed with the Securities and Exchange Commission for any purpose.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial statements of businesses acquired.

The financial statements required under this Item due to completion of the asset acquisition described in Item 2.01 above shall be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after December 30, 2015.

(b)        Pro forma financial information.

The pro forma financial information required under this Item due to the completion of the asset acquisition described above in Item 2.01 shall be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after December 30, 2015.

(d)        Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Arête Industries, Inc. – Preferences, Limitations and Relative Rights of 7% Series A2 Convertible Preferred Stock.
10.1
Settlement Agreement between Arête Industries, Inc. and Tucker Family Investments, LLLP, a Colorado limited liability limited partnership; DNR Oil & Gas, Inc., a Colorado corporation; Tindall Operating Company, a Colorado corporation, and Tucker Energy, LLC, a Colorado limited liability company.

10.2	Lease Purchase Agreement between Arête Industries, Inc. and Wellstar Corporation dated November 25, 2015.
99.1	Press Release of Arête Industries, Inc. dated February 23, 2016.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

Dated: February 23, 2016
	By:	/s/ Nicholas L. Scheidt
	Name:	Nicholas L. Scheidt
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Arête Industries, Inc. – Preferences, Limitations and Relative Rights of 7% Series A2 Convertible Preferred Stock.
10.1
Settlement Agreement between Arête Industries, Inc. and Tucker Family Investments, LLLP, a Colorado limited liability limited partnership; DNR Oil & Gas, Inc., a Colorado corporation; Tindall Operating Company, a Colorado corporation, and Tucker Energy, LLC, a Colorado limited liability company.

10.2	Lease Purchase Agreement between Arête Industries, Inc. and Wellstar Corporation dated November 25, 2015.
99.1	Press Release of Arête Industries, Inc. dated February 23, 2016.